Exhibit 13.1

Exhibit 13.1. Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Koninklijke KPN N.V., a public company with limited liability organized under the laws of The Netherlands (the “Company”), for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge, that:

1.)               the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.)               the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Dated: March 1, 2007

Ad Scheepbouwer

Chairman of the Board of Management and Chief Executive Officer

Marcel Smits

Member of the Board of Management and Chief Financial Officer